                                                              EXHIBIT 99. (d)(9)

                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated April 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST, INC. and DELAWARE INTERNATIONAL ADVISERS LTD. amended as of the 30th day of June, 1999, to add The International Small-Cap Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

----------------------------------------------- ------------------------------- ----------------------------------
                                                                                       Management Fee Schedule
                                                                                         (as a percentage of
                                                                                      average daily net assets)
           Portfolio Name                               Effective Date                       Annual Rate
----------------------------------------------- ------------------------------- ----------------------------------
The Emerging Markets Portfolio                          April 15, 1999                          1.00%
----------------------------------------------- ------------------------------- ----------------------------------
The Global Equity Portfolio                             April 15, 1999                          0.75%
----------------------------------------------- ------------------------------- ----------------------------------
The Global Fixed Income Portfolio                       April 15, 1999                          0.50%
----------------------------------------------- ------------------------------- ----------------------------------
The International Equity Portfolio                      April 15, 1999                          0.75%
----------------------------------------------- ------------------------------- ----------------------------------
The International Fixed Income Portfolio                April 15, 1999                          0.50%
----------------------------------------------- ------------------------------- ----------------------------------
The International Small-Cap Portfolio                   June 30, 1999                           1.00%
----------------------------------------------- ------------------------------- ----------------------------------
The Labor Select International Equity                   April 15, 1999                          0.75%
Portfolio
----------------------------------------------- ------------------------------- ----------------------------------

DELAWARE INTERNATIONAL                                                DELAWARE POOLED ADVISERS LTD.
ADVISERS LTD.                                                         TRUST, INC.


By:     /s/David G. Tilles                                            By: /s/Wayne A. Stork
Name:   David G. Tilles                                               Name:  Wayne A. Stork
Title:  Managing Director & CIO                                       Title:  Chairman


Attest: /s/ John Emberson                                             Attest:  /s/ David P. O'Connor


Name:   John Emberson                                                 Name:  David P. O'Connor
Title:  Company Secretary                                             Title:  Assistant Secretary


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